Exhibit 10.16

FORM OF
SALES RESTRICTION AGREEMENT

This SALES RESTRICTION AGREEMENT (this “Agreement”) is made as of July [___], 2005 between Maidenform Brands, Inc., a Delaware corporation (the “Company”), and ___________, an [individual resident in] [entity organized under the laws of] _________ (the “Stockholder”).

RECITALS:

WHEREAS, the Company and the Stockholder wish to arrange for the orderly sale of shares of Common Stock of the Company (“Common Stock”) held by the Stockholder and certain other stockholders of the Company (together with the Stockholder, the “Covered Stockholders”), each of whom are entering into a similar agreement with the Company on the date hereof (the “Other Agreements”).

AGREEMENT:

NOW, THEREFORE, the parties hereto agree as follows:

1.             Sale Restriction.

(a)           Except as provided in Sections 1(b) and 2 below, the Stockholder shall not, without the prior written consent of the Company,

(i)            sell, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly (collectively, “Transfer”), any Common Stock Equivalents, or

(ii)           enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock Equivalents, whether any such transaction is to be settled by delivery of Common Stock Equivalents, in cash or otherwise.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

(b)           The restrictions contained in clause (a) above and Section 2 below shall not apply to:

(i)            Transfers to the Company,

(ii)           Transfers registered under the Securities Act of 1933 (the “Securities Act”),

(iii)          Transfers made pursuant to a broker-facilitated cashless exercise, pursuant to which the Stockholder sells enough shares of common stock underlying a stock option in order to generate the exercise price for all stock options exercised that day,

(iv)          Transfers made in order to cover the tax liability generated from exercising stock options, pursuant to which the Stockholder sells enough shares of common stock to cover any taxes that are owed by the Stockholder resulting from such option exercise,

(v)           Transfers made pursuant to a sale of the Company (pursuant to a merger, tender or exchange offer, going-private transaction or similar transaction),

(vi)          pledges of all or substantially all of a Covered Stockholder’s assets in connection with a bona fide financing transaction,

(vii)         distributions to affiliates, partners, members or stockholders of (x) a Covered Stockholder that is an entity or (y) an affiliate of a Covered Stockholder that is an entity,

(viii)        bona fide gifts, provided the recipient thereof agrees in writing  to be bound by the terms of this Agreement, or

(ix)           dispositions to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of a Covered Stockholder and/or the immediate family of a Covered Stockholder, provided that the transferee agrees in writing to be bound by the terms of this Agreement.

2.             Volume Limitations.  Subject to any restrictions under applicable law, the Covered Persons may Transfer an aggregate number of shares of Common Stock during any three-month period that does not exceed the amount specified in Rule 144(e)(1) promulgated under the Securities Act (the “Aggregate Volume Limitation”), regardless of whether the Covered Persons would otherwise be subject to such rule.  In furtherance of the foregoing, subject to any restrictions under applicable law:

(a)           The Stockholder may Transfer an aggregate number of shares of Common Stock during any three-month period that does not exceed the quotient of (i) the Percentage Interest on the first day of such three-month period and (ii) the Aggregate Volume Limitation for such three-month period (the “Individual Volume Limitation”).

(b)           If at any time the Stockholder wishes to Transfer an aggregate number of shares of Common Stock during any three-month period that exceeds the Individual Volume Limitation:

(i)            The Stockholder shall deliver written notice (the “Notice”) to the Company and each other Covered Stockholder specifying the number of shares of Common Stock the Stockholder wishes to Transfer during such three-month period.

(ii)           Within five Trading Days following receipt of the Notice, each other Covered Stockholder shall deliver written notice to the Company and each other Covered Stockholder (including the Stockholder) specifying the number of shares of Common Stock such Covered Stockholder may wish to Transfer during such three-month period. If the other Covered Stockholder fails to deliver such notice, it shall be deemed to deliver a notice with respect to all of its shares of Common Stock.

(iii)          If the Covered Stockholders wish to Transfer a number of shares of Common Stock that in the aggregate do not exceed the Aggregate Volume Limitation during such three-month period, then the Stockholder may Transfer the number of shares of Common Stock covered by the Notice during such period.

(iv)          If the Covered Stockholders wish to Transfer a number of shares of Common Stock that in the aggregate exceeds the Aggregate Volume Limitation during such three-month period, then the Stockholder may Transfer up to the number of shares of Common Stock equal to the lesser of (A) the number of shares of Common Stock covered by the Notice, and (B) the Individual Volume Limitation.

(c)           The provisions of this Section 2 shall apply on a rolling basis during successive three-month periods.

3.             Definitions.

(a)           “Common Stock Equivalents” means any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or warrants or other rights to purchase Common Stock.

(b)           “Employment Contract” means the Employment Agreement, dated as of May 11, 2004, between Maidenform, Inc. and the Stockholder, as amended from time to time.

(c)           “Percentage Interest” means (i) the aggregate number of shares of Common Stock then held by the Stockholder (and transferees of the Stockholder covered by Section 1(b)(iv)-(vii) above), divided by (ii) the aggregate number of shares of Common Stock then held by all Covered Stockholders (including transferees of the Covered Stockholders covered by Section 1(b)(vii)-(ix) above).

(d)           “Stock Option Plan” means the Company’s 2005 Stock Incentive Plan.

(e)           “Trading Day” means any day on which trading occurs on the New York Stock Exchange.

4.             Miscellaneous.

(a)           Insider Trading.  The Stockholder acknowledges and agrees that all Transfers of Common Stock Equivalents, whether pursuant to this Agreement or otherwise, shall in all respects comply with the Company’s Insider Trading Policy and all applicable laws, rules, regulations, policies, by-laws and ordinances of any governmental authority or self-regulatory organization.

(b)           Termination.  This Agreement shall terminate and be of no further force and effect:

(i)            91 days after the aggregate number Common Share Equivalents held by all Covered Stockholders shall be less than 5% of the number of shares of Common Stock outstanding, as shown by the most recent report or statement published by the Company,

(ii)           [in the agreements for Thomas J. Ward and Maurice Reznik] if the Stockholder’s employment with the Company is terminated (A) by the Company without Cause (as defined in the Stock Option Plan), (B) by the Stockholder for Good Reason (as defined in the Employment Agreement), (C) upon expiration of the term of the Employment Agreement unless such term is extended or a replacement agreement is entered into, or (D) due to the Stockholder’s death or Disability (as defined in the Stock Option Plan),

(iii)          [in the agreements for Thomas J. Ward and Maurice Reznik] upon the termination of the Other Agreement between the Company and Ares Corporate Opportunities Fund, L.P., or

(iv)          [in the agreement for Ares Corporate Opportunities Fund, L.P.] upon the termination of the Other Agreement between the Company and Thomas J. Ward, or

(v)           upon the mutual agreement of the Company (at the direction of the Board of Directors) and the Stockholder.

(c)           Amendment; Waiver.  Any provision of this Agreement may be amended only with the written consent of the Company (at the direction of the Board of Directors) and each of the Covered Stockholders.  The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged.  To the extent that any Covered Stockholder is released from the restrictions of this Agreement or an Other Agreement, each other Covered Stockholder will be similarly released on a pro rata or other equitable basis (as determined in good faith by the Board of Directors).

(d)           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

(e)           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  The jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie in any federal or state court located in the State and City of New York.  By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself or itself and in respect of his or its property with respect to such action.  The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(f)            Assignment.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

(g)           Notices.  All notices and other communications hereunder shall be in writing and mailed or delivered (personally, by overnight courier or by telecopier), if to the Company, at its address at 154 Avenue E, Bayonne, NJ 07002, Attn:  Steven N. Masket, Esq., General Counsel, Fax: (201) 436-9506, and if to the Stockholder, at his address set forth on the signature page hereto; or as to each party, at such other address as shall be designated by such party in a written notice to the other party.  All such notices and other communications shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the following business day, if delivered by a recognized overnight courier service, or (z) three days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed.

(h)           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(i)            Titles and Subtitles.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(j)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile counterpart signatures shall be acceptable.

[END OF TEXT.  SIGNATURE PAGES FOLLOW.]

                                IN WITNESS WHEREOF, the parties hereto have executed this Sales Restriction Agreement as of the date first above written.

THE COMPANY:

MAIDENFORM BRANDS, INC.

By:
	Name:	Steven N. Masket
	Title:	General Counsel

STOCKHOLDER:

Address for Notices:

[Insert Address]